Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Investor Conferences

HOUSTON, November 23, 2016 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present at the following events:

Bank of America Merrill Lynch – 2016 Leveraged Finance Conference
Location: Boca Raton Resort & Club – Boca Raton, Florida
Date: Tuesday, November 29, 2016

Bank of America Merrill Lynch – 2016 Auto Dealer Day Conference
Location: Bank of America Tower – New York, New York
Date: Friday, December 2, 2016

Buckingham Research Group – 1st Annual Consumer Conference
Location: The Benjamin Hotel – New York, New York
Date: Tuesday, December 6, 2016

KeyBanc Capital Markets – 2016 Consumer Conference
Location: InterContinental Barclay – New York, New York
Date: Wednesday, December 7, 2016

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 159 automotive dealerships, 210 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com